Exhibit 99.1

EnergySolutions Announces Strong Full Year 2007 Results

Full Year Pro Forma Revenues of $1.8 billion

Full Year Pro Forma EBITDA of $184.8 million

Full Year Pro Forma Net Income before the Impact of Amortization of Intangible

Assets of $75.7 million or $0.85 per share

SALT LAKE CITY, UT—(MARKET WIRE)—March 17, 2008 – EnergySolutions, Inc. (NYSE:ES) (“EnergySolutions” or the “Company”), a leading provider of specialized, technology-based nuclear services to government and commercial customers, today announced financial results for the Company’s fourth quarter and fiscal year ended December 31, 2007. The Company priced its initial public offering on the New York Stock Exchange on November 14, 2007.

Full Year Results

Revenues for the year ended December 31, 2007 were $1.1 billion, compared to $427.1 million for the same period in 2006. The increase in revenues was primarily the result of the acquisitions of Reactor Sites Management Company Limited (“RSMC”) and Duratek, Inc. (“Duratek”) in June 2007 and June 2006, respectively. Net loss for the year ended December 31, 2007 was $8.9 million, compared to net income of $26.9 million for the same period in 2006.

Pro Forma Full Year Results

During 2007, the Company acquired RSMC, a reactor operator and manager of multiple nuclear sites in the United Kingdom, which significantly expanded the Company’s international capabilities. The Company financed this acquisition with debt, which was paid off with the proceeds of the Company’s initial public offering in November. Proceeds from the initial public offering were also used to pay down $108.2 million of additional debt and to pay certain amounts owed to current and former management pursuant to provisions in their employment agreements. In connection with the initial public offering, the Company also completed a reorganization to change its corporate structure from a limited liability company to a “C” corporation.

Accordingly, to assist investors, the Company has presented “pro forma” financial statements (table 4 below) to illustrate the estimated full-year and fourth-quarter pro forma effects of the RSMC acquisition, the reorganization of the Company into a “C” corporation, the initial public offering and other transactions related to the offering as if such events had occurred on January 1, 2007. These pro forma results are discussed in this release, together with a reconciliation to the historic financial information (table 5 below). Pro forma results are presented and discussed because the Company considers them useful for investors as more indicative of the underlying performance of the business as currently constituted for the year ended December 31, 2007.

Pro forma revenues for the year ended December 31, 2007 were $1.8 billion, pro forma gross profit was $249.8 million and pro forma selling, general and administrative expenses were $114.1 million. Pro forma net income for the 2007 fiscal year was $57.0 million, or $0.64 per share, and pro forma net income before the impact of amortization of intangible assets for the year ended December 31, 2007 was $75.7 million, or $0.85 per share, based on 88.7 million fully-diluted shares outstanding. Pro forma EBITDA for the year ended December 31, 2007 was $184.8 million. The Company defines EBITDA as earnings before interest expense, income taxes, depreciation and amortization. The Company defines net income before the impact of amortization of intangible assets as net income plus amortization expense of intangible assets, net of the related income tax expense. The reconciliation of EBITDA, pro forma EBITDA and net income before the impact of amortization of intangible assets to the most directly comparable GAAP measure is set forth in table 5 in the accompanying tables.

“We are pleased with our financial results for 2007. They confirm a strong year across our businesses and exceeded our expectations at the time of our initial public offering,” said R Steve Creamer, the Company’s Chief Executive Officer. “The advantages of our increased size, breadth and geographic scope have significantly strengthened our strategic position as a leading supplier of specialized technology-based nuclear services worldwide. Together with financial strength from reduced leverage following our initial public offering, and our wider access to capital that comes with a listing on the NYSE, we are positioned well for future organic and acquisition-based growth.”

Business Segments – Pro Forma Full Year Results

Table 6 in the accompanying schedules presents the pro forma results for the Company’s four business segments and table 7 presents a reconciliation to the GAAP amounts.

Federal Services pro forma revenues were $151.4 million, and segment pro forma income from operations was $31.2 million, resulting in a pro forma operating margin of 21%. In 2007, this segment benefited primarily from continued cleanup work at several U.S. Department of Energy (“DOE”) sites. In June 2007, EnergySolutions was awarded the contract to clean up the Atlas mill tailings located in southeastern Utah on the banks of the Colorado River. The Company also incurred expenses in this segment during the year to prepare several large bids for federal contracts that have the potential to sustain growth well into the future. The bids submitted included two bids for contracts for the DOE’s Hanford site in Washington.

Commercial Services pro forma revenues were $137.4 million, and segment pro forma income from operations was $20.2 million, resulting in a pro forma operating margin of 15%. In December 2007, the Company finalized a contract with Exelon Corporation to decommission two nuclear reactors in Zion, Illinois. This contract successfully launches the Company’s licensed stewardship program which enables it to efficiently and cost-effectively decommission nuclear reactors. This paradigm-shifting contract provides long-term revenues, and positions EnergySolutions well to pursue similar arrangements with the remaining 11 reactors that are currently in “SAFESTOR” status around the U.S.

Logistics, Processing and Disposal pro forma revenues were $262.8 million, and pro forma income from operations was $99.4 million, resulting in a pro forma operating margin of 38%. In May 2007, EnergySolutions submitted a rulemaking request to the U.S. Nuclear Regulatory Commission (“NRC”) requesting that the NRC consider allowing the use of decommissioning funds for the transportation and disposal of large components located at nuclear power sites around the country. The public comment process was completed in December 2007. The Company believes this is an important environmental initiative that will allow these components to be safely disposed at its licensed landfill at Clive, Utah, in a much more expeditious timeframe than would otherwise be possible.

International pro forma revenues were $1.3 billion, and pro forma income from operations was $51.9 million, resulting in a pro forma operating margin of 4%. The acquisition of RSMC in the United Kingdom in June 2007 was a significant accomplishment for the Company. It provided a large base of highly-qualified employees that positions EnergySolutions well to pursue other opportunities in the United Kingdom and throughout Europe.

Fourth Quarter Results

Revenues for the quarter ended December 31, 2007 were $427.9 million, compared to $132.8 million for the same period in 2006. The increase in revenues was primarily the result of the acquisition of RSMC in June of 2007. Net loss for the quarter ended December 31, 2007 was $4.8 million, compared to net income of $9.5 million for the same period in 2006.

Pro Forma Fourth Quarter Results

Pro forma revenues for the quarter ended December 31, 2007, were $427.9 million, pro forma gross profit was $61.5 million and pro forma selling, general and administrative expenses were $32.6 million. Pro forma net income for the quarter ended December 31, 2007 was $10.4 million, or $0.12 per share, and pro forma net income before the impact of amortization of intangible assets for the quarter ended December 31, 2007 was $14.9 million, or $0.17 per share, based on 88.7 million fully-diluted shares outstanding. Pro forma EBITDA for the fourth quarter ended December 31, 2007 was $40.6 million.

Outlook for 2008

“As we look forward, the nuclear services sector remains robust and we see significant opportunities for us to grow in each of our business segments,” said Mr. Creamer. “We estimate there are $55 billion of DOE contracts coming up for bid in the next three years for maintenance, operation, decontamination and decommissioning. Our services to U.S. commercial nuclear customers will continue to benefit from our provision of recurring on-site services across the active nuclear reactors, complemented by paradigm changing decommissioning solutions we are able to offer to our customers such as our large components removal services and our license stewardship program. Internationally, as countries endeavor to expand nuclear power generation, many seek to address the clean-up associated with legacy nuclear infrastructure. With our major presence in the U.S. and Europe we are in an excellent position to benefit from that trend.”

The Company expects full year 2008 revenues to be in the range of $1.8 billion to $1.9 billion and earnings per share to be in the range of $0.69 to $0.74. Earnings per share before the impact of amortization of intangible assets, which is calculated as earnings per share plus the per share impact of amortization expense of intangible assets, net of related income tax expense, is expected to be in the range of $0.89 to $0.94. When calculating per share amounts, the Company assumes a weighted average fully-diluted share count for the year of 89 million shares. EBITDA for the year ending December 31, 2008 is expected to be between $195 million and $205 million. Amortization expense of intangible assets, net of related income tax expense, is expected to be $17.8 million for 2008. Compensation expense related to stock option grants is expected to be $9.1 million for 2008. Capital expenditures for the year are expected to be approximately $37 million, primarily relating to the one-time purchases of equipment for the Company’s Atlas mill tailings contract awarded in June 2007 as well as the general maintenance of the Company’s facilities.

Based on the expected timing of the license transfer of the Zion license stewardship contract, the large U.S. DOE contract awards and the NRC rulemaking change for major components, the Company expects revenues and earnings for 2008 to be weighted towards the second half of the year.

Forward-Looking Statements

Statements in this news release regarding future financial and operating results and any other statements about the Company’s future expectations, beliefs or prospects expressed by management constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including economic conditions generally. Additional information on potential factors that could affect the Company’s results and other risks and uncertainties are set forth in the EnergySolutions, Inc. final prospectus dated as of November 14, 2007, filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b)(4). We do not undertake any obligation to release publicly any revision to any of these forward-looking statements.

Conference Call

The Company will conduct a conference call at 10:00 a.m. EDT on Tuesday, March 18, 2008, to discuss financial results for the year ended December 31, 2007.

Hosting the call will be Steve Creamer, Chairman and Chief Executive Officer, and Philip Strawbridge, Chief Financial Officer.

To participate in the event by telephone, please dial (888)-679-8018 five to 10 minutes prior to the start time (to allow time for registration) and reference the conference passcode 79449805. International callers should dial (617)-213-4845 and use the same passcode.

A replay of the call will be available on Tuesday, March 18, 2008, at 12:00 p.m. EDT through Tuesday, March 25, 2008, at 2:00 pm EDT. To access the replay, dial (888)-286-8010 and enter passcode 80852752. International callers should dial (617)-801-6888 and enter the same passcode.

The conference call will be broadcast live over the Internet and can be accessed by all interested parties through the Company’s Web site at www.energysolutions.com by clicking on the “investor relations” tab at the top of the home page. To listen to the live call, please visit the Web site at least 15 minutes prior to the start of the call to register, download and install any necessary audio software. An audio replay of the event will be archived on EnergySolutions’ Web site for 90 days.

Please use the following link to pre-register for this conference call. Callers who pre-register will be given a unique PIN to gain immediate access to the call and bypass the live operator. You should pre-register prior to the conference call. To pre-register please go to:

https://www.theconferencingservice.com/prereg/key.process?key=PQBY8RPDK

About EnergySolutions

EnergySolutions offers customers a full range of integrated services and solutions, including nuclear operations, characterization, decommissioning, decontamination, site closure, transportation, nuclear materials management, the safe, secure disposition of nuclear waste, and research and engineering services across the fuel cycle.

Contact:

For more information, please contact:

Tim Barney

(801) 649-2233

Email Contact

-FINANCIAL TABLES FOLLOW-

Table 1

ENERGYSOLUTIONS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(Dollars in thousands, except per share data)

	For the Quarter Ended December 31,		For the Year Ended December 31,
	2007(1)	2006(2)	2007(1)	2006(2)
Revenues	$427,860	$132,798	$1,092,613	$427,103
Cost of revenues	366,212	78,972	898,339	235,867

Gross profit	61,648	53,826	194,274	191,236

Selling, general and administrative expenses	42,005	33,102	122,438	101,262

Income from operations	19,643	20,724	71,836	89,974

Interest expense	(20,903)	(15,291)	(72,689)	(68,566)
Other income, net	4,767	333	3,364	3,113

Income before minority interests and income taxes	3,507	5,766	2,511	24,521

Minority interests	(92)	—	(92)	—
Income tax (expense) benefit	(8,184)	3,765	(11,318)	2,342

Net income (loss)	$(4,769)	$9,531	$(8,899)	$26,863

Net income (loss) per share:
Basic	$(0.11)		$(0.79)
Diluted	$(0.11)		$(0.79)

Number of shares used in per share calculations (in thousands):
Basic	44,730		11,274
Diluted	44,730		11,274

(1)	Includes the results of operations of Parallax, Inc., Reactor Sites Management Company Limited and its subsidiaries, NUKEM Corporation and Monserco Limited from the dates of their acquisitions in January 2007, June 2007, July 2007 and December 2007, respectively.
(2)	Includes the results of operations of BNG America, LLC and its subsidiaries, Duratek, Inc. and its subsidiaries and Safeguard International Solutions, Ltd. from the dates of their acquisitions in February 2006, June 2006 and December 2006, respectively.

Table 2

ENERGYSOLUTIONS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(Dollars in thousands)

	December 31, 2007	December 31, 2006
Assets
Current assets:
Cash and cash equivalents	$36,366	$4,641
Accounts receivable, net of allowance for doubtful accounts	366,083	82,965
Other current assets	103,233	100,229

Total current assets	505,682	187,835

Property, plant and equipment, net	110,688	128,845
Goodwill	526,040	462,389
Other intangible assets, net	383,812	296,226
Other noncurrent assets	98,728	81,910

Total assets	$1,624,950	$1,157,205

Liabilities and Shareholders’ / Member’s Equity
Current liabilities:
Current portion of long-term debt	$1,557	$11,565
Accounts payable	155,663	23,357
Accrued expenses and other current liabilities	233,588	67,872
Other current liabilities	45,135	52,905

Total current liabilities	435,943	155,699

Long-term debt, less current portion	605,410	749,602
Other noncurrent liabilities	178,206	102,924

Total liabilities	1,219,559	1,008,225

Minority interest	68	—

Shareholders’ / member’s equity	405,323	148,980

Total liabilities and shareholders’ / member’s equity	$1,624,950	$1,157,205

Table 3

ENERGYSOLUTIONS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(Dollars in thousands)

	For the Quarter Ended December 31,		For the Year Ended December 31,
	2007	2006	2007	2006
Cash Provided by Operating Activities	$39,958	$14,700	$152,796	$69,756

Investing Activities
Purchases of businesses, net of cash acquired	(2,705)	(12,993)	(199,105)	(447,912)
Purchases of property, plant and equipment	(7,670)	(5,082)	(13,312)	(23,910)
Proceeds from disposition of property, plant and equipment	579	55	579	58

Cash Used in Investing Activities	(9,796)	(18,020)	(211,838)	(471,764)

Financing Activities
Net borrowings (repayments) of long-term debt	(270,200)	(1,908)	(154,200)	211,167
Member’s capital contributions	—	—	—	175,000
Proceeds from issuance of common stock, net of issuance costs	271,142	—	271,142	—
Other items	(5,470)	2,854	(25,008)	(14,316)

Cash Provided by (Used in) Financing Activities	(4,528)	946	91,934	371,851

Effect of Exchange Rate on Cash	(380)	—	(1,167)	—

Increase (Decrease) in Cash and Cash Equivalents	$25,254	$(2,374)	$31,725	$(30,157)

Amortization of Intangible Assets	$7,027	$4,822	$24,147	$16,589

Depreciation	$4,571	$4,685	$19,083	$12,039

Table 4

ENERGYSOLUTIONS, INC.

PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(Dollars in thousands, except per share data)

	For the Quarter Ended December 31, 2007	For the Year Ended December 31, 2007
Revenues	$427,860	$1,804,626
Cost of revenues	366,334	1,554,849

Gross profit	61,526	249,777
Selling, general and administrative expenses	32,564	114,107

Income from operations	28,962	135,670
Interest expense	(12,304)	(53,379)
Other income, net	171	1,361

Income before minority interests and income taxes	16,829	83,652
Minority interests	(92)	(92)
Income tax expense	(6,386)	(26,599)

Net income	10,351	56,961
Amortization of intangible assets	7,027	28,728
Income tax expense	(2,453)	(10,000)

Net income before the impact of amortization of intangible assets	$14,925	$75,689

EBITDA	$40,639	$184,750

Net income per share:
Basic	$0.12	$0.65
Diluted	$0.12	$0.64
Net income before the impact of amortization of intangible assets per share:
Basic	$0.17	$0.86
Diluted	$0.17	$0.85
Number of shares used in per share calculations (in thousands):
Basic	88,306	88,306
Diluted	88,720	88,720

Table 4 (Continued)

The unaudited pro forma financial information set forth above is derived from the Company’s historical financial information, as adjusted to give pro forma effect to the following transactions as if each had occurred as of January 1, 2007:

•	the Company’s acquisition of RSMC

•	the reorganization of the Company from a limited liability company to a “C” corporation

•

the Company’s sale of 13,153,500 shares of common stock at the initial public offering price of $23.00 per share and the use of the net proceeds to acquire RSMC, pay down debt and make payments to certain executives for termination of certain bonus payments in accordance with their employment agreements

•	the elimination of the advisory fees that the Company had paid to its equity sponsors under advisory services agreements that have been terminated following the Company’s initial public offering;

•	the elimination of non-cash compensation expense related to stock options granted to employees on the date of the Company’s initial public offering;

The pro forma financial information has been prepared based upon available information and assumptions that the Company believes are reasonable. However, the pro forma financial information is presented for illustrative and informational purposes only and does not purport to represent what the Company’s results of operations or financial condition would have been if the pro forma transactions had occurred on the assumed dates nor are they necessarily indicative of the Company’s future performance.

Table 5

ENERGYSOLUTIONS, INC.

RECONCILIATION OF GAAP TO PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(Dollars in thousands, except per share data)

	For the Quarter Ended December 31, 2007				For the Year Ended December 31, 2007
	GAAP	Adjustments		Pro Forma	GAAP	Adjustments		Pro Forma
Revenues	$427,860	$—		$427,860	$1,092,613	$712,013	(6)	$1,804,626
Cost of revenues	366,212	122	(1)	366,334	898,339	656,510	(7)	1,554,849

Gross profit	61,648	(122)		61,526	194,274	55,503		249,777
Selling, general and administrative expenses	42,005	(9,441	)(2)	32,564	122,438	(8,331	)(8)	114,107

Income from operations	19,643	9,319		28,962	71,836	63,834		135,670
Interest expense	(20,903)	8,599	(3)	(12,304)	(72,689)	19,310	(3)	(53,379)
Other income, net	4,767	(4,596	)(4)	171	3,364	(2,003	)(4)	1,361

Income before minority interests and income taxes	3,507	13,322		16,829	2,511	81,141		83,652
Minority interests	(92)	—		(92)	(92)	—		(92)
Income tax (expense) benefit	(8,184)	1,798	(5)	(6,386)	(11,318)	(15,281	)(5)	(26,599)

Net income (loss)	$(4,769)	$15,120		$10,351	$(8,899)	$65,860		$56,961

Reconciliation of net income (loss) to EBITDA:
Net income (loss)	$(4,769)			$10,351	$(8,899)			$56,961
Interest expense	20,903			12,304	72,689			53,379
Income tax expense	8,184			6,386	11,318			26,599
Depreciation expense	4,571			4,571	19,083			19,083
Amortization of intangible assets	7,027			7,027	24,147			28,728

EBITDA	$35,916			$40,639	$118,338			$184,750

Reconciliation of net income (loss) to Net income (loss) before the impact of amortization of intangible assets:
Net income (loss)	$(4,769)			$10,351	$(8,899)			$56,961
Amortization of intangible assets	7,027			7,027	24,147			28,728
Income tax expense related to the reconciling items	(2,453)			(2,453)	(8,718)			(10,000)

Net income (loss) before the impact of amortization of intangible assets	$(195)			$14,925	$6,530			$75,689

Net income (loss) per share:
Basic	$(0.11)			$0.12	$(0.79)			$0.65
Diluted	$(0.11)			$0.12	$(0.79)			$0.64
Net income before the impact of amortization of intangible assets per share:
Basic	$(0.00)			$0.17	$0.58			$0.86
Diluted	$(0.00)			$0.17	$0.56			$0.85
Number of shares used in per share calculations (in thousands):
Basic	44,730			88,306	11,274			88,306
Diluted	45,145			88,720	11,689			88,720

Table 5 (Continued)

(1) Pro forma adjustment due to the following:

Non-cash accretion income of decontamination and decommissioning liabilities	$494
Non-cash compensation expense related to stock options granted to employees on the date of the Company’s initial public offering	(372)

$122

(2) Pro forma adjustment due to the following:

Advisory fees to equity sponsors prior to termination of advisory services agreements in connection with the Company’s initial public offering	$(639)
Non-cash equity compensation related to profit interests	(596)
Compensation paid to certain executives in connection with the Company’s initial public offering to terminate certain bonus arrangements in accordance with their employment agreements	(6,945)
Non-cash compensation expense related to stock options granted to employees on the date of the Company’s initial public offering	(1,261)

$(9,441)

(3) Pro forma adjustment to reflect reduction of interest expense as a result of paydown of debt from use of proceeds from the Company’s initial public offering as if paydown occurred on January 1, 2007 and increase in interest expense for amortization of

(4) Pro forma adjustment to eliminate interest and investment income (balance represents joint venture income only).

(5) Adjustment to reflect non-GAAP pro forma income tax expense using an assumed income tax rate of 38% and 28% of U.S. and UK pre-tax income, respectively, as a result of the reorganization of the Company from a limited liability company to a “C” corpora

(6) Represents revenues of RSMC from January 1, 2007 to the acquisition on June 26, 2007.

(7) Pro forma adjustment due to the following:

Cost of revenues of RSMC from January 1, 2007 to the acquisition on June 26, 2007	$666,272
To eliminate overhead charges allocated to RSMC from its former parent prior to acquisition on June 26, 2007	(8,000)
Non-cash accretion expense of decontamination and decommissioning liabilities	(1,390)
Non-cash compensation expense related to stock options granted to employees on the date of the Company’s initial public offering	(372)

$656,510

(8) Pro forma adjustment due to the following:

Selling, general and administrative expenses of RSMC from January 1, 2007 to the acquisition on June 26, 2007	$5,070

Advisory fees to equity sponsors prior to termination of advisory services agreements in connection with the Company’s initial public offering	(2,477)
Non-cash equity compensation related to profit interests	(2,718)

Compensation paid to certain executives in connection with the Company’s initial public offering to terminate certain bonus arrangements in accordance with their employment agreements	(6,945)
Non-cash compensation expense related to stock options granted to employees on the date of the Company’s initial public offering	(1,261)

$(8,331)

Table 5 (Continued)

The Company defines EBITDA as earnings before interest expense, income taxes, depreciation and amortization. The Company uses EBITDA to facilitate a comparison of its operating performance on a consistent basis from period to period that, when viewed with its GAAP results and the above reconciliation, management believes it provides a more complete understanding of factors and trends affecting its business than GAAP measures alone. EBITDA assists management in comparing its operating performance on a consistent basis because it removes the impact of its capital structure (primarily interest charges), asset base (primarily depreciation and amortization) and items outside the control of its management team (taxes) from its results of operations. EBITDA should not be considered as a substitute for net income or income from operations, as determined in accordance with GAAP. EBITDA is not defined by GAAP, and you should not consider it in isolation or as a substitute for analyzing the Company’s results as reported under GAAP.

The Company defines net income before the impact of amortization of intangible assets as net income plus amortization expense of intangible assets, net of the related income tax expense. Net income before the impact of amortization of intangible assets and net income before the impact of amortization of intangible assets per share are not computed in accordance with GAAP. These non-GAAP measures may be useful to investors seeking to compare the operating performance on a consistent basis from period to period that, when viewed with its GAAP results and the above reconciliation, management believes provides a more complete understanding of factors and trends affecting the Company’s business than GAAP measures alone. Net income before the impact of amortization of intangible assets and net income before the impact of amortization of intangible assets per share should not be considered as a substitute for net income or net income per share, as determined in accordance with GAAP. Net income before the impact of amortization of intangible assets and net income before the impact of amortization of intangible assets per share are not defined by GAAP, and you should not consider them in isolation or as a substitute for analyzing the Company’s results as reported under GAAP.

Table 6

ENERGYSOLUTIONS, INC.

REPORTING SEGMENT INFORMATION (UNAUDITED)

(Dollars in thousands)

	GAAP				PRO FORMA
	For the Quarter Ended December 31,				For the Quarter Ended
	2007		2006		December 31, 2007
Revenues
Federal Services	$40,101		$28,542		$40,101
Commercial Services	39,862		22,976		39,862
LP&D	75,619		81,280		75,619
International	272,278		—		272,278

Total Revenues	$427,860		$132,798		$427,860

Gross Profit and Margin
Federal Services	$8,769	21.9%	$8,052	28.2%	$8,769	21.9%
Commercial Services	8,122	20.4%	7,373	32.1%	8,213	20.6%
LP&D	36,526	48.3%	38,401	47.2%	36,072	47.7%
International Operations	8,231	3.0%	—		8,472	3.1%

Total Gross Profit	$61,648	14.4%	$53,826	40.5%	$61,526	14.4%

Income from Operations and Margin
Federal Services	$6,376	15.9%	$5,783	20.3%	$6,518	16.3%
Commercial Services	8,704	21.8%	3,327	14.5%	8,838	22.2%
LP&D	34,270	45.3%	35,159	43.3%	33,826	44.7%
International	(194)	-0.1%	—		88	0.0%

Total Income from Operations before corporate unallocated items	49,156	11.5%	44,269	33.3%	49,270	11.5%
Corporate unallocated items	(29,513)		(23,545)		(20,308)

Total Income from Operations	$19,643		$20,724		$28,962

Table 6 (Continued)

	GAAP				PRO FORMA
	For the Year Ended December 31,				For the Year Ended
	2007		2006		December 31, 2007
Revenues
Federal Services	$151,355		$79,941		$151,355
Commercial Services	137,378		54,137		137,378
LP&D	262,801		293,025		262,801
International	541,079		—		1,253,092

Total Revenues	$1,092,613		$427,103		$1,804,626

Gross Profit and Margin
Federal Services	$42,383	28.0%	$24,820	31.0%	$42,383	28.0%
Commercial Services	27,812	20.2%	14,558	26.9%	27,903	20.3%
LP&D	106,510	40.5%	151,858	51.8%	107,940	41.1%
International Operations	17,569	3.2%	—		71,551	5.7%

Total Gross Profit	$194,274	17.8%	$191,236	44.8%	$249,777	13.8%

Income from Operations and Margin
Federal Services	$31,077	20.5%	$20,634	25.8%	$31,219	20.6%
Commercial Services	20,082	14.6%	7,092	13.1%	20,216	14.7%
LP&D	97,991	37.3%	144,251	49.2%	99,431	37.8%
International	2,930	0.5%	—		51,884	4.1%

Total Income from Operations before corporate unallocated items	152,080	13.9%	171,977	40.3%	202,750	11.2%
Corporate unallocated items	(80,244)		(82,003)		(67,080)

Total Income from Operations	$71,836		$89,974		$135,670

Table 7

ENERGYSOLUTIONS, INC.

RECONCILIATION OF GAAP TO PRO FORMA REPORTING SEGMENT INFORMATION (UNAUDITED)

(Dollars in thousands)

	For the Quarter Ended December 31, 2007				For the Year Ended December 31, 2007
	GAAP	Adjustments		Pro Forma	GAAP	Adjustments		Pro Forma
Revenues
Federal Services	$40,101	$—		$40,101	$151,355	$—		$151,355
Commercial Services	39,862	—		39,862	137,378	—		137,378
LP&D	75,619	—		75,619	262,801	—		262,801
International	272,278	—		272,278	541,079	712,013	(5)	1,253,092

Total Revenues	$427,860	$—		$427,860	$1,092,613	$712,013		$1,804,626

Gross Profit and Margin
Federal Services	$8,769	$—		$8,769	$42,383	$—		$42,383
Commercial Services	8,122	91	(1)	8,213	27,812	91	(1)	27,903
LP&D	36,526	(454	)(2)	36,072	106,510	1,430	(6)	107,940
International Operations	8,231	241	(1)	8,472	17,569	53,982	(7)	71,551

Total Gross Profit	$61,648	$(122)		$61,526	$194,274	$55,503		$249,777

Income from Operations and Margin
Federal Services	$6,376	$142	(1)	$6,518	$31,077	$142	(1)	$31,219
Commercial Services	8,704	134	(1)	8,838	20,082	134	(1)	20,216
LP&D	34,270	(444	)(3)	33,826	97,991	1,440	(8)	99,431
International	(194)	282	(1)	88	2,930	48,954	(9)	51,884

Total Income from Operations before corporate unallocated items	49,156	114		49,270	152,080	50,670		202,750
Corporate unallocated items	(29,513)	9,205	(4)	(20,308)	(80,244)	13,164	(10)	(67,080)

Total Income from Operations	$19,643	$9,319		$28,962	$71,836	$63,834		$135,670

(1) Pro forma adjustment reflects the add back of non-cash compensation expense related to stock options granted to employees on the date of the Company’s initial public offering.

(2) Pro forma adjustment due to the following:
Non-cash accretion income of decontamination and decommissioning liabilities								$(494)
Non-cash compensation expense related to stock options granted to employees on the date of the Company’s initial public offering								40

								$(454)

(3) Pro forma adjustment due to the following:
Non-cash accretion income of decontamination and decommissioning liabilities								$(494)
Non-cash compensation expense related to stock options granted to employees on the date of the Company’s initial public offering								50

								$(444)

(4) Pro forma adjustment due to the following:
Advisory fees to equity sponsors prior to termination of advisory services agreements in connection with the Company’s initial public offering	$639
Non-cash equity compensation related to profit interests	597
Compensation paid to certain executives in connection with the Company’s initial public offering to terminate certain bonus arrangements in accordance with their employment agreements	6,945

Non-cash compensation expense related to stock options granted to employees on the date of the Company’s initial public offering	1,024

$9,205

(5) Represents revenues of RSMC from January 1, 2007 to the acquisition on June 26, 2007.

(6) Pro forma adjustment due to the following:
Non-cash accretion expense of decontamination and decommissioning liabilities	$1,390
Non-cash compensation expense related to stock options granted to employees on the date of the Company’s initial public offering	40

$1,430

(7) Pro forma adjustment due to the following:
Gross profit of RSMC from January 1, 2007 to the acquisition on June 26, 2007	$45,741

To eliminate overhead charges allocated to RSMC from its former parent prior to acquisition on June 26, 2007	8,000
Non-cash compensation expense related to stock options granted to employees on the date of the Company’s initial public offering	241

$53,982

(8) Pro forma adjustment due to the following:
Non-cash accretion expense of decontamination and decommissioning liabilities	$1,390

Non-cash compensation expense related to stock options granted to employees on the date of the Company’s initial public offering	50

$1,440

(9) Pro forma adjustment due to the following:
Income of operations of RSMC from January 1, 2007 to the acquisition on June 26, 2007	$40,672

To eliminate overhead charges allocated to RSMC from its former parent prior to acquisition on June 26, 2007	8,000
Non-cash compensation expense related to stock options granted to employees on the date of the Company’s initial public offering	282

$48,954

(10) Pro forma adjustment due to the following:
Advisory fees to equity sponsors prior to termination of advisory services agreements in connection with the Company’s initial public offering	$2,477
Non-cash equity compensation related to profit interests	2,718
Compensation paid to certain executives in connection with the Company’s initial public offering to terminate certain bonus arrangements in accordance with their employment agreements	6,945
Non-cash compensation expense related to stock options granted to employees on the date of the Company’s initial public offering	1,024

$13,164